Exhibit 10.2

BORROWER ASSIGNMENT, ASSUMPTION AND RELEASE

This ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (this "Assignment"), dated as of October 26, 2011, is by and among INSITUFORM TECHNOLOGIES, INC., a Delaware corporation, as assignor (the "Assignor"), AEGION CORPORATION, a Delaware corporation, as assignee (the "Assignee") and BANK OF AMERICA, N.A., as administrative agent for the Lenders party to the Credit Agreement (defined herein) (the "Administrative Agent").

WHEREAS, the Assignor has entered into that certain Credit Agreement, dated as of August 31, 2011 (as amended, restated, refinanced, extended or otherwise modified, the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the meanings set forth in the Credit Agreement), by and among the Assignor, as borrower, certain Subsidiaries of the Assignor, as guarantors, the Lenders party thereto and the Administrative Agent;

WHEREAS, the Assignor has agreed to assign to the Assignee all of its rights, interests, duties, obligations and liabilities in, to and under the Credit Agreement;

WHEREAS, the Assignee desires to accept the assignment of all of the Assignor's rights, interests, duties, obligations and liabilities in, to and under the Credit Agreement;

WHEREAS, the Assignor has requested that the Administrative Agent, on behalf of the Lenders, release the Assignor from all of its obligations under the Credit Agreement; and

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.           Assignment of Credit Agreement.  Effective as of the date hereof (but after the consummation of the Reorganization), the Assignor hereby absolutely assigns, transfers and conveys to the Assignee all of its rights, interests, duties, obligations and liabilities in, to and under the Credit Agreement.

2.           Assumption of Credit Agreement.  Effective as of the date hereof (but after the consummation of the Reorganization), the Assignee hereby absolutely accepts the assignment described in Section 1 and assumes all of the duties, obligations and liabilities of the Assignor in, to and under the Credit Agreement to the same extent as if the Assignee had executed the Credit Agreement.  The Assignee hereby ratifies, as of the date hereof, and agrees to be bound by the terms and provisions of the Credit Agreement and accepts all of the Assignor's rights, interests, duties, obligations and liabilities thereunder.  Without limiting the generality of the foregoing terms of this paragraph 2, the Assignee hereby (a) acknowledges, agrees and confirms that (i) by its execution of this Assignment, the Assignee shall be deemed to be a party to the Credit Agreement and the "Borrower" for all purposes of the Credit Agreement, (ii) the Assignee shall have all of the obligations of the Borrower thereunder as if it had executed the Credit Agreement and (iii) this Assignment shall be deemed a "Loan Document" for all purposes of the Credit Agreement, (b) reaffirms the representations and warranties set forth in Article VI of the Credit Agreement, (c) agrees to be bound by the affirmative and negative covenants set forth in Articles VII and VIII of the Credit Agreement and (d) promises to pay to the Lenders and the Administrative Agent all Obligations outstanding at, or incurred on or after, the date hereof, as provided in the Loan Documents.

3.           Release.  The Administrative Agent, on behalf of the Lenders, confirms that, from and after the execution and delivery of this Assignment by each of the Assignor and the Assignee, the Assignor is released and forever discharged from any duties, obligations and liabilities of the Borrower under the Credit Agreement.  The release contained herein is intended to be final and binding upon the parties hereto, the Lenders and their respective heirs, successors and assigns.  Each party agrees to cooperate in good faith and to execute such further documents as may be necessary to effect the provisions of this Assignment.

4.           Acknowledgement.  Each of the parties hereto acknowledges that its execution and delivery of this Assignment has not been the result of any coercion or duress.

5.           Notices to Assignee.  The address of the Assignee for purposes of all notices and other communications is 17988 Edison Avenue, Chesterfield, MO 63005, Attention of General Counsel (Facsimile No. (636) 530-8700).

6.           No Modifications.  Except as expressly provided for herein, nothing contained in this Assignment shall amend or modify, or be deemed to amend or modify, the Credit Agreement or any other Loan Document.

7.           Governing Law.  This Assignment shall in all respects be governed by, and construed in accordance with, the internal substantive laws of the State of New York, including all matters of construction, validity or interpretation of this Assignment.

8.           Counterparts.  This Assignment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.  Delivery of an executed counterpart by of this Assignment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment.

9.           Binding Nature.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the date set forth above.

ASSIGNOR:                                                          INSITUFORM TECHNOLOGIES, INC.,
a Delaware corporation

By: /s/ David F. Morris
Name: David F. Morris
Title: SVP, General Counsel, CAO and Secretary

ASSIGNEE:                                                           AEGION CORPORATION,
a Delaware corporation

By: /s/ David F. Morris
Name: David F. Morris
Title: SVP, General Counsel, CAO and Secretary

AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:/s/ Linda Lov
Name: Linda Lov
Title: AVP